UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 23, 2010

ZIOPHARM Oncology, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33038	84-1475642
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 Avenue of the Americas 19th Floor New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

(646) 214-0700
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07                      Submission of Matters to a Vote of Security Holders.

The registrant held its annual meeting of stockholders on June 23, 2010. At the meeting, the registrant’s stockholders took the following actions:

(i)           The stockholders elected eight directors to serve as members of the registrant’s Board of Directors until the next annual meeting of stockholders. The stockholders present in person or by proxy cast the following numbers of votes in connection with the election of directors, resulting in the election of all director nominees:

Nominee	Votes For	Votes Withheld
Jonathan Lewis	19,574,387	23,383
Richard E. Bagley	19,538,023	59,747
Murray Brennan	19,424,200	173,570
George B. Abercrombie	19,432,474	165,296
James A. Cannon	19,125,887	471,883
Wyche Fowler, Jr.	19,125,772	471,998
Timothy McInerney	19,013,318	584,452
Michael Weiser	19,043,240	554,530

(ii)           The stockholders approved an amendment to the registrant’s 2003 Stock Option Plan to increase the number of shares of common stock reserved for issuance thereunder from 6,002,436 shares to 9,002,436 shares.  There were 18,116,517 votes cast for the proposal; 1,462,031 votes were cast against the proposal; 19,222 votes abstained; and there were 7,591,416 broker non-votes.

(iii)           The stockholders ratified the appointment of Caturano and Company, P.C. as the independent registered public accounting firm of the registrant for fiscal 2010. There were 26,065,966 votes cast for the proposal; 1,072,201 votes were cast against the proposal; 51,019 votes abstained; and there were no broker non-votes.

Item 8.01                      Other Events.

At the annual meeting of stockholders, Dr. Jonathan Lewis, Chief Executive Officer of the Registrant, provided a management presentation that included a discussion of the Registrant’s planned pivotal Phase III trial for palifosfamide in metastatic soft tissue sarcoma. As designed, the study is a randomized, double-blinded, placebo-controlled, pivotal Phase III trial. Patients with metastatic soft tissue sarcoma in the front-line setting will be randomized either to doxorubicin plus placebo or to doxorubicin in combination with palifosfamide. Progression-free survival is designated as the primary endpoint for accelerated approval, while overall survival is the primary endpoint for full approval. Based on communications with the U. S. Food and Drug Administration (FDA), the Registrant announced its intention to conduct the pivotal trial as currently designed and without obtaining Special Protocol Assessment (SPA) for the study. The FDA previously indicated that the Registrant could conduct the pivotal trial as designed without SPA and its regulatory acceptability will depend on the magnitude of the difference between study arms as well as with the risks and benefits. The study design contemplates the enrollment of approximately 425 patients. The Registrant expects enrollment in the trial to commence in the third quarter of 2010 and as early as July 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIOPHARM Oncology, Inc.

	By:	/s/ Richard Bagley
Date: June 23, 2010		Name: Richard Bagley
Title: President, Chief Operating Officer and Chief Financial Officer